UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2016

O’REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 22, 2016, the Board of Directors (the “Board”) of O'Reilly Automotive, Inc. (the “Company”) approved amendments (the “Amendments”) to the Second Amended and Restated Bylaws of the Company (the “Bylaws”) upon the recommendation of the Board’s Corporate Governance/Nominating Committee.

The Amendments, which were effective immediately, modify certain provisions of the Company’s Bylaws to allow for “proxy access” and also to assist the Company in its obligations to comply with the new NASDAQ rule 5250(b)(3).

The proxy access Amendments were undertaken in response to majority shareholder support for a non-binding shareholder proposal to adopt proxy access at the Company’s Annual Meeting of Shareholders held on May 3, 2016. After the Annual Meeting, and prior to the adoption of the Amendments, the Company extensively researched best practices surrounding proxy access and engaged with many of its largest shareholders, as well as the shareholder that submitted the proposal, regarding proxy access.

Article II, Section 2.14 has been added to the Bylaws to permit a shareholder, or a group of up to 20 shareholders, owning a minimum of 3% of the Company’s outstanding shares continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board (or the closest whole number below 20 percent), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Such requirements include, among others, that the shareholder deliver notice of the proxy access nomination not less than 120 days nor more than 150 days prior to the anniversary of the date of the Company first distributed its proxy statement to shareholders for the immediately preceding annual meeting of shareholders. In addition, Section 3.2 of Article III adds a requirement that all nominees for director provide certain information, representations and agreements to the Company in order to be eligible for election.

The foregoing is only a summary of the Amendments and is qualified in its entirety by reference to the Third Amended and Restated Bylaws of the Company and a copy of such bylaws marked to show the Amendments, which are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events

On November 23, 2016, Scott Kraus, Senior Vice President of Real Estate and Expansion of the Company, established a plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the trading of the Company’s common stock. The plan provides for option exercises and subsequent sales of specified share amounts at specific market prices, subject to specified limitations. The plan was established for the purpose of facilitating the exercise and subsequent sale of stock options with a ten-year contractual life that are due to expire in July of 2018. The plan was established during the Company’s unrestricted trading window and at a time when Mr. Kraus was not in possession of material, non-public information about the Company. Mr. Kraus has informed the Company that he will publicly disclose, as required by federal securities laws, any option exercises and stock sales made under this plan.

On November 23, 2016, Greg Henslee, President and Chief Executive Officer of the Company, established a plan in accordance with Rule 10b5-1 of the Exchange Act for the trading of the Company’s common stock. The plan provides for option exercises and subsequent sales of specified share amounts at specific market prices, subject to specified limitations. The plan was established for the purpose of facilitating the exercise and subsequent sale of stock options with a ten-year contractual life that are due to expire in July of 2018. The plan was established during the Company’s unrestricted trading window and at a time when Mr. Henslee was not in possession of material, non-public information about the Company. Mr. Henslee has informed the Company that he will publicly disclose, as required by federal securities laws, any option exercises and stock sales made under this plan.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Third Amended and Restated Bylaws of O’Reilly Automotive, Inc., dated as of November 22, 2016.
3.2	Third Amended and Restated Bylaws of O’Reilly Automotive, Inc., marked to show amendments effective as of November 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2016	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President of Finance and Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Third Amended and Restated Bylaws of O’Reilly Automotive, Inc., dated as of November 22, 2016.
3.2	Third Amended and Restated Bylaws of O’Reilly Automotive, Inc., marked to show amendments effective as of November 22, 2016.